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                                             Registration No. 33-_____________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                         -------------------------------

                               ABBOTT LABORATORIES
             (Exact name of registrant as specified in its charter)

          Illinois                                          36-0698440
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                         Identification No.)

     Abbott Laboratories                                    60064-3500
     100 Abbott Park Road                                   (Zip Code)
     Abbott Park, Illinois
(Address of Principal Executive Offices)

                    ABBOTT LABORATORIES STOCK RETIREMENT PLAN

                            (Full Title of the Plan)
                            ------------------------

                                Jose M. de Lasa
                              Abbott Laboratories
                              100 Abbott Park Road
                        Abbott Park, Illinois  60064-3500
                     (Name and address of agent for service)
  Telephone number, including area code, of agent for service:  (708) 937-5200
                            ------------------------
                         CALCULATION OF REGISTRATION FEE
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                                                    Proposed
                                   Proposed         Maximum
                                   Maximum          Aggregate    Amount of
Title of Securities  Amount to be  Offering Price   Offering     Registration
to be Registered     Registered    Per Share (a)    Price (a)    Fee (a)
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Common shares         9,500,000    $42.25         $401,375,000   $138,405.18
(without par value)

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(a)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan named herein. The filing fee has been calculated in accordance with Rule 457(c) based on the average of the high and low prices of registrant's Common Shares reported in the consolidated reporting system on December 13, 1995.

                                   Page 1 of 8
Exhibit Index
Located at Page 5


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are hereby incorporated by reference in this Registration Statement: (i) the registration statement on Form S-8, File No. 33-50452, which was filed by the registrant on August 4, 1992 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and any amendment or supplement thereto, (ii) the registration statement on Form S-8, File No. 33-51585, which was filed by the registrant on December 20, 1993 with the Commission pursuant to the Exchange Act and any amendment or supplement thereto, and (iii) the registration statement on Form S-8, File No. 33-56897 which was filed by the registrant on December 16, 1994 with the Commission pursuant to the Exchange Act and any amendment or supplement thereto.


All documents subsequently filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.   EXHIBITS

The following are filed as exhibits to the Registration Statement:

5 Opinion of Jose M. de Lasa as to the legality of the securities being issued and the compliance of the Abbott Laboratories Stock Retirement Plan with the requirements of the Employee Retirement Income Security Act of 1974.

23.1 The consent of Arthur Andersen LLP as to the use of their report and references to their firm.

23.2 The consent of counsel, Jose M. de Lasa, is included in his opinion.

24   Power of Attorney is included on the signature page.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on December 15, 1995.

                                   ABBOTT LABORATORIES


                                   By: /s/ Duane L. Burnham
                                       -------------------------------
                                        Duane L. Burnham,
                                        Chairman of the Board and
                                        Chief Executive Officer

                                   Page 2 of 8



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     Each person whose signature appears below constitutes and appoints Duane L.
Burnham and Jose M. de Lasa, Esq., and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                              DATE
---------                     -----                              ----
/s/ Duane L. Burnham     Chairman of the Board,             December 9, 1995
------------------------ Chief Executive Officer,
Duane L. Burnham         and Director of
                         Abbott Laboratories

/s/ K. Frank Austen,M.D. Director of Abbott                 December 9, 1995
------------------------ Laboratories
K. Frank Austen, M.D.

/s/ H. Laurance Fuller   Director of Abbott                 December 9, 1995
------------------------ Laboratories
H. Laurance Fuller

/s/ Bernard J. Hayhoe    Director of Abbott                 December 9, 1995
------------------------ Laboratories
Bernard J. Hayhoe

/s/ Thomas R. Hodgson    President, Chief Operating         December 9, 1995
------------------------ Officer and Director of Abbott
Thomas R. Hodgson        Laboratories

/s/ Allen F. Jacobson    Director of Abbott                 December 9, 1995
------------------------ Laboratories
Allen F. Jacobson

/s/ David A. Jones       Director of Abbott                 December 9, 1995
------------------------ Laboratories
David A. Jones

/s/ Boone Powell, Jr.    Director of Abbott                 December 9, 1995
------------------------ Laboratories
Boone Powell, Jr.

/s/ A. Barry Rand        Director of Abbott                 December 9, 1995
------------------------ Laboratories
A. Barry Rand

/s/ W. Ann Reynolds      Director of Abbott                 December 9, 1995
------------------------ Laboratories
W. Ann Reynolds

                         Director of Abbott                 December __, 1995
------------------------ Laboratories
William D. Smithburg

/s/ John R. Walter       Director of Abbott                 December 9, 1995
------------------------ Laboratories
John R. Walter

/s/ William L. Weiss     Director of Abbott                 December 9, 1995
------------------------ Laboratories
William L. Weiss
                                   Page 3 of 8

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/s/ Gary P. Coughlan     Senior Vice President, Finance     December 15, 1995
------------------------ and Chief Financial Officer
Gary P. Coughlan         (Principal Financial Officer)
                         of Abbott Laboratories

/s/ Theodore A. Olson    Vice President and                 December 15, 1995
------------------------ Controller (Principal
Theodore A. Olson        Accounting Officer)
                         of Abbott Laboratories




     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on the 15th day of December, 1995.


                              ABBOTT LABORATORIES STOCK
                              RETIREMENT TRUST


                              By   /s/ Thomas C. Freyman
                                   -----------------------------------
                                   Thomas C. Freyman,
                                   Chairman of Trustees


                              By   /s/ Gary P. Coughlan
                                   -----------------------------------
                                   Gary P. Coughlan,
                                   Trustee


                              By   /s/ Ellen M. Walvoord
                                   -----------------------------------
                                   Ellen M. Walvoord,
                                   Trustee

                                   Page 4 of 8

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                                  EXHIBIT INDEX



     EXHIBIT NO.                   DESCRIPTION
     -----------                   -----------

          5 Opinion of Jose M. de Lasa, as to the legality of the securities being issued and the compliance of the Plan with the requirements of ERISA.

          23.1                     Consent of Arthur Andersen LLP
                                   as to the use of their report and
                                   references to their firm.

          23.2 The consent of counsel, Jose M. de Lasa, is included in his opinion.

          24                       Power of Attorney is included on the
                                   signature page.

                                   Page 5 of 8